UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 1, 2016 (April 1, 2016)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 1, 2016, the Board of Directors of Community Health Systems, Inc. (the “Company”) approved the spin-off of Quorum Health Corporation (“QHC”) through the distribution of 100% of the outstanding common stock, par value $.0001 per share, of QHC, a wholly owned subsidiary of the Company, to Company stockholders (the “Separation and Distribution”). To complete the Separation and Distribution, the Board of Directors of the Company declared a pro rata dividend of QHC common stock to the Company’s stockholders of record as of the close of business on April 22, 2016 (the “Record Date”). Each Company stockholder as of the Record Date will receive one share of QHC common stock for every four shares of Company common stock held at the close of business on the Record Date. No fractional shares of QHC common stock will be distributed in connection with the distribution.

The Separation and Distribution is subject to the satisfaction or waiver by the Company in its sole discretion of certain conditions, described in QHC’s information statement filed as an exhibit to the Registration Statement on Form 10 filed by QHC with the Securities and Exchange Commission. Subject to the satisfaction of these conditions, the distribution is expected to occur at 4:15 pm, New York City time, on April 29, 2016. Following the Separation and Distribution, QHC will be an independent, publicly traded company, and the Company will not retain any equity interest in QHC.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following item is included as an Exhibit to this Form 8-K and incorporated herein by reference:

Exhibit No.	Description

99.1	Community Health Systems, Inc. Press Release, dated April 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2016	COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board and Chief Executive Officer
(principal executive officer)

Exhibit Index

Exhibit No.	Description

99.1	Community Health Systems, Inc. Press Release, dated April 1, 2016.